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                                                                     Exhibit 4.2

                            SUPPLEMENTAL INDENTURE

     Reference is made to that certain Indenture, dated as of February 1, 1999, by and among Oglebay Norton Company (formerly known as Oglebay Norton Holding Company), a Delaware corporation ("Oglebay"), the guarantors party thereto and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee (the "Indenture"). Capitalized terms used without definition herein have the meanings given to them in the Indenture.

          RECITALS:

     A. Section 4.13 of the Indenture provides, inter alia., that "[i]f (a) the Company or any Restricted Subsidiary shall organize, acquire or otherwise invest in another Person that becomes a Restricted Subsidiary, or (b) any Restricted Subsidiary that is not already a Guarantor shall become an obligor under the Senior Credit Facility, then the Company shall cause such Restricted Subsidiary to (i) execute and deliver to the Trustee a supplemental Indenture pursuant to which such Restricted Subsidiary shall become a Guarantor..."

     B. A Restricted Subsidiary has organized MLO Properties, LLC, a Delaware limited liability company, and MLO Properties, LLC is a Restricted Subsidiary and is therefore required to become a Guarantor under the Indenture unless it is designated as an Unrestricted Subsidiary;

     NOW, THEREFORE, in consideration of the above premises, MLO Properties, LLC agrees, for the benefit of the Holders, as follows:

     Effective with the date hereof, MLO Properties, LLC hereby expressly and fully and unconditionally agrees to become a Guarantor under the Financing Documents.

     The laws of the State of New York shall govern this Supplemental Indenture without giving effect to any conflicts of law principles thereof.

     IN WITNESS WHEREOF, the undersigned has caused this Supplemental Indenture to be duly executed, as of April 26, 2000.

     MLO PROPERTIES, LLC                 NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION

     By: /s/ Rochelle F. Walk            By:
        ---------------------                --------------------
          Rochelle F. Walk               Title:
          Assistant Secretary                  ------------------